UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2010

PRIMUS GUARANTY, LTD.
 (Exact name of registrant as specified in its charter)

Bermuda	001-32307	98-0402357
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Clarendon House 2 Church Street Hamilton HM 11, Bermuda
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 441-296-0519

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual General Meeting of Shareholders of Primus Guaranty, Ltd. (the “Registrant”) held on April 29, 2010, the shareholders of the Registrant considered the three proposals set forth below that were submitted for shareholder vote. The proposals are described in detail in the Registrant’s definitive proxy materials, which it filed with the Securities and Exchange Commission and first made available to shareholders on April 1, 2010. The final results for the votes regarding each proposal are set forth below.

1. To elect three Class I directors to hold office for three years and one Class II director to hold office for two years and, in each case, until their successors are elected and qualified.

	FOR	WITHHELD
Michael P. Esposito, Jr.	26,069,957	6,482,007

James H. MacNaughton	26,463,993	6,087,971

Thomas W. Jasper	26,463,542	6,088,422

David E. Czerniecki	26,460,107	6,091,857

2.	To approve the Primus Guaranty, Ltd. Incentive Compensation Plan, as amended and restated.

			BROKER
FOR	AGAINST	ABSTAIN	NON-VOTES
9,848,192	22,697,508	6,246	3,338,486

3.	To appoint Ernst & Young LLP as the Company’s independent auditors and to authorize the Audit Committee of the Board of Directors to set the auditors’ remuneration.

			BROKER
FOR	AGAINST	ABSTAIN	NON-VOTES
35,851,905	26,244	12,301	0

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMUS GUARANTY, LTD.

By: /S/ Vincent B. Tritto
Vincent B. Tritto
General Counsel
(Duly Authorized Officer)

Date: May 4, 2010

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